EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated November 21, 1997, pertaining to the 1997 Incentive Plan of Peoples Telephone Company, Inc., of our report dated March 3, 1997, except the third paragraph of Note 6, as to which the date is March 26, 1997, with respect to the consolidated financial statements and schedule of Peoples Telephone Company, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP



Miami, Florida
November 17, 1997